                                                                EXHIBIT 99(D)(3)


                               Cheap Tickets, Inc.
                           1440 Kapiolani Boulevard
                            Honolulu, Hawaii 96814


                                 July 3, 2001

Cendant Internet Group, Inc.
9 West 57th Street
37th Floor
New York, New York  10019

     Re:  Amendment to Confidentiality Agreement
          ---------------------------------------

          The purpose of this letter (the "Amendment"), is to amend that certain
                                           ---------
letter agreement (the "Agreement"), dated May 24, 2001, by and between Cendant
                       ---------
Internet Group, Inc. (the "Company") and Cheap Tickets, Inc. ("Cheap Tickets").
                           -------                             -------------
Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Agreement, as amended hereby.

          1. The parties desire to amend the Agreement to add the following new paragraph:

          For a period of one (1) year from the date of this letter, the Company will not, directly or indirectly, either for itself or any other person, and will not permit any of its Affiliates to, solicit any officer, key employee or manager of Cheap Tickets, whom the Company first becomes aware or first has contact as a result of the Transaction, to leave the employ of Cheap Tickets, unless and until any such employee is terminated by Cheap Tickets or otherwise leaves Cheap Tickets' employ in a manner not in violation of this letter, provided, that this limitation shall not apply to any employee who responds to a general employment solicitation by the Company which is not directed at Cheap Tickets' employees or with respect to any employee who first approached the Company.

          2.  Construction.  This Amendment shall be governed by, and construed
              ------------
in accordance with, the laws of the State of New York, without regard to the principles of conflict of laws thereof.

          3.  Amendments.  This Amendment cannot be modified or amended, nor may
              ----------
any provision hereof be waived, except in writing signed by the parties hereto.


                               Very truly yours,

                               CHEAP TICKETS, INC.


                               By:  _____________________________________
                               Name:
                               Title:


CENDANT INTERNET GROUP, INC.


By:  ______________________________
Name:
Title:

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

                              Cheap Tickets, Inc.
                           1440 Kapiolani Boulevard
                            Honolulu, Hawaii 96814



                                August 11, 2001

Cendant Internet Group, Inc.
9 West 57th Street
37th Floor
New York, New York 10019

     Re:  Amendment No. 2 to Confidentiality Agreement
          --------------------------------------------

          The purpose of this letter (the "Second Amendment"), is to amend that
                                           ----------------
certain letter agreement (the "Agreement"), dated May 24, 2001, by and between
                               ---------
Cendent Internet Group, Inc. ("Company") and Cheap Tickets, Inc. ("Cheap
                               -------                             -----
Tickets") and that certain letter amendment, dated July 3, 2001, by and between Company and Cheap Tickets. Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Agreement, as amended hereby.

          1. The parties desire to amend the Agreement to add the following new paragraphs:

          As used herein "Hyperion Information" means any information provided to the Company pursuant to Company's electronic linking to Cheap Tickets' financial reporting system pursuant to Section 6.4(b) of the proposed Agreement and Plan of Merger, by and among Company, Diamondhead Acquisition Corporation, and Cheap Tickets, draft dated August 10, 2001 (the "Merger Agreement").
                                ----------------

          The Company agrees that it will only use Hyperion Information for the purposes of (a) assessing the financial condition of Cheap Tickets to determine whether Cheap Tickets has complied with the representations and warranties of Cheap Tickets in Article III of the Merger Agreement and the covenants and agreements of Cheap Tickets in Section 5.2 of the Merger Agreement (collectively, the "Cheap Tickets Obligations") and (b) planning of post-Closing (as defined in the Merger Agreement) integration of the financial reporting systems of the two companies.

          Company agrees that, without the prior written consent of Cheap Tickets, Company shall provide Hyperion Information only to such financial, executive and legal Representatives of Company who have a need to know such information for the purpose of assessing Cheap Tickets' compliance with the Cheap Tickets Obligations. The Company shall not disclose, share, provide or sell any Hyperion Information to any third party, use any Hyperion Information in any manner that could reasonably be considered a violation of any applicable laws or regulations, or use any Hyperion Information in a manner that could reasonably considered to assist the violation of any applicable laws or regulations. Without limiting the generality of the foregoing, Company shall not provide any Hyperion Information to any director, officer, employee, agent, representative, advisor or consultant of Galileo International, Inc. (until such time as it is a subsidiary of the Company).

          For purposes of paragraph 5 of the Agreement, Evaluation Material pertaining to Hyperion Information shall include information in electronic form, and in the event that the Merger Agreement is terminated and the Merger is not consummated, the Company shall, in addition to the obligations contained in such paragraph 5, make commercially reasonable efforts to purge all Hyperion Information from all Company computers or other information retrieval systems.

          2.  Construction.  This Second Amendment shall be governed by, and
              ------------
construed in accordance with, the laws of the State of New York, without regard to the principles of conflict of laws thereof.

          3.  Amendments. This Second Amendment cannot be modified or amended,
              ----------
nor may any provision hereof be waived, except in writing signed by the parties hereto.



                               Very truly yours,

                               CHEAP TICKETS, INC.




                               By:  __________________________________
                               Name:
                               Title:



CENDANT INTERNET GROUP, INC.



By:  __________________________________
Name:
Title:

                         Cendant Internet Group, Inc.
                              9 West 57th Street
                                  37th Floor
                           New York, New York 10019



                                 May 24, 2001


Cheap Tickets, Inc.
1440 Kaplolani Blvd.
Suite 800
Honolulu, HI  96814

          Re:  Confidentiality Agreement
               -------------------------

Dear Mr. Galeotos:

     Cheap Tickets, Inc. has expressed an interest in exploring a possible transaction with Cendant Internet Group, Inc. ("Company") with respect to Cendant's Travel Portal. Each party (as a "receiving party") has requested that the other party (as a "disclosing party") furnish certain information in connection therewith (the "Transaction").

     As used herein, "Evaluation Material" means all non-public information, data, reports, interpretations, forecasts and records, whether in oral or written form, electronically stored or otherwise (including any such information furnished prior to the execution of this agreement), concerning the disclosing party furnished to the receiving party or its directors, officers, partners, affiliates, employees, agents, representatives, advisors, consultants, investment bankers, accountants and attorneys (collectively, "Representatives") by the disclosing party or its Representatives and all notes, reports, analyses, compilations, studies and other materials prepared by the receiving party or its Representatives (in whatever form maintained, whether documentary, electronically stored or otherwise) containing, reflecting or based upon, in whole or in part, any such information or reflecting the receiving party's review or view of, or interest in, a possible Transaction or the Evaluation Material. The term "Evaluation Material" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving party, its Representatives or anyone to whom the receiving party or any of its Representatives transmit any Evaluation Material in violation of this agreement, (ii) is or becomes known or available to the receiving party on a non-confidential basis from a source (other than the disclosing party or one of its Representatives) who, insofar as is known to the receiving party after due inquiry, is not prohibited from transmitting the information to the receiving party or its Representatives by a contractual, legal, fiduciary or other obligation, or (iii) is independently developed by the receiving party.

     In consideration of its being furnished with the Evaluation Material, the receiving party agrees that:

1. Subject to paragraph 3 below, the Evaluation Material will be kept confidential and will not, without the prior written consent of the disclosing party, be disclosed by the receiving party or its Representatives, in whole or in part, and will not be used by the receiving party or its Representatives, directly or indirectly, for any purpose other than in connection with evaluating a possible Transaction. Moreover, the receiving party agrees to disclose Evaluation Material and the fact that the receiving party is evaluating a possible Transaction to its Representatives only if and to the extent that such Representatives need to know the Evaluation Material for the purpose of evaluating such Transaction and are informed by the receiving party of the confidential nature of the Evaluation Material and agree to be bound by the terms of this agreement. In any event, the receiving party will be fully responsible for any actions by its Representatives that are not in accordance with the provisions hereof. The receiving party agrees to make all reasonable, necessary and appropriate efforts to safeguard Evaluation Material from disclosure to anyone other than as permitted hereby.

2. Subject to paragraph 3 below, without the prior written consent of the disclosing party, neither the receiving party nor its Representatives will disclose to any person any information regarding a possible Transaction or any information relating in anyway to the Evaluation Material, including, without limitation (i) the fact that discussions or negotiations are taking place concerning a possible Transaction, including the status thereof or the termination of discussions or negotiations with respect thereto, (ii) any of the terms, conditions or other facts with respect to any such possible Transaction or of its consideration of a possible Transaction or (iii) that this agreement exists, that Evaluation Material has been made available or any opinion or view with respect to the disclosing party's business, the disclosing party or the Evaluation Material.

3. In the event that the receiving party, its Representatives or anyone to whom the receiving party or its Representatives supply the Evaluation Material or any of the facts or information referred to in paragraph 2 above are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise) to disclose any Evaluation Material or any of the facts or information referred to in the prior paragraph or any information relating to a possible Transaction or such person's opinion, judgment, view or recommendation concerning the disclosing party or its business as developed from the Evaluation Material, the receiving party agrees (i) to promptly notify the disclosing party of the existence, terms and circumstances surrounding such a request; (ii) to consult with the disclosing party on advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Evaluation Material which, in the opinion of its counsel, the receiving party is legally compelled to disclose and to cooperate with any action by the disclosing party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Evaluation Material, at the disclosing party's cost and expense. The receiving party agrees to give the disclosing party prior notice of the

Evaluation Material or other information its counsel believes the receiving party is required to disclose.

4. Although the disclosing party has endeavored to include in the Evaluation Material information known to it which it believes to be relevant for the purpose of its investigation, the receiving party understands that neither the disclosing party nor any of its Representatives has made or makes hereunder any representation or warranty as to the accuracy or completeness of the Evaluation Material. The receiving party agrees that neither the disclosing party nor its Representatives shall have any liability to the receiving party or any of its Representatives resulting form the Evaluation Material or its Representatives' consideration of, or participation in a process relating to, a possible Transaction. Only those representations and warranties which are made in a final definitive agreement regarding the Transaction, when, as and if executed and subject to such limitations and restrictions as may be specified therein, will have any legal effect.

5. At any time upon request from the disclosing party, the receiving party shall redeliver to the disclosing party or destroy all tangible Evaluation Material and any other tangible material containing, prepared on the basis of, or reflecting any information in the Evaluation Material (whether prepared by the disclosing party, its Representatives or otherwise), including all reports, analyses, compilations, studies and other materials containing or based on the Evaluation Material or reflecting its review of, or interest in, the disclosing party's business, and will not retain any copies, extracts or other reproductions in whole or in part of such tangible material. If requested by the disclosing party, an appropriate officer of the receiving party will certify to the disclosing party that all such material has been so redelivered or destroyed. Notwithstanding the delivery or destruction of the materials required by this paragraph, all duties and obligations existing under this agreement (including with respect to any oral Evaluation Material) will remain in full force and effect.

6. As used in this agreement: the terms "person" shall be broadly interpreted to include, without limitation, any corporation, company, group, entity, trust, partnership or individual; the term "Affiliate" shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); the term "Company" shall include, without limitation, the disclosing party, its subsidiaries and affiliates, including the Travel Portal or any successor thereof.

7. The receiving party acknowledges and agrees that in the event of any breach of this agreement, the disclosing party may be irreparably and immediately harmed and may not be able to made whole by monetary damages alone. It is accordingly agreed that the disclosing party, in addition to my other remedy to which it may be entitled in law or equity, shall be entitled to seek an injunction or injunctions to prevent breaches of this agreement, to compel specific performance of this agreement and/or seek other equitable relief.

8. The receiving party agrees that unless and until a definite written agreement between the disclosing party and the receiving party with respect to a Transaction has been executed and delivered, neither the disclosing party nor the receiving party will be under any legal obligation of any kind whatsoever with respect thereto. The receiving party further acknowledges and agrees that the disclosing party reserves the right in its sole and absolute discretion to reject any and all proposals and to terminate discussions or negotiations with, or directly or indirectly involving, the receiving party at any time.

9. If any term or provision of this letter, or any application thereof to any circumstances, shall, to any extent and for any reason; be held to be invalid or unenforceable, the remainder of this letter, or the application of such term or provision to circumstances other than those to which it is held invalid or enforceable, shall not be affected thereby and shall be construed as if such invalid or unenforceable provision had never been contained herein and each term and provision of this letter shall be valid and enforceable to the fullest extent permitted by law. It is understood and agreed that no failure or delay by the disclosing party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

10. This letter shall constitute the entire agreement between the parties with regard to the subject matter hereof. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflict of laws thereof. This agreement may be modified or waived only by a separate writing executed by the disclosing party and the receiving party which expressly modifies or waives any portion of this agreement. This agreement shall inure to the benefit of any successor in interest to the disclosing party, as well as to any person that may acquire, after the date hereof, any subsidiary or division of the disclosing party with respect to Evaluation Material concerning the business or affairs of such subsidiary or division. This agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                               Very truly yours,

                               CENDANT INTERNET GROUP, INC.


                               By:    /s/Ronen Stauber
                                      ________________________
                                      Name:
                                      Title:

Confirmed and Agreed to as of
The date first written above.

CHEAP TICKETS, INC.


By:  /s/ Sam Galeotos
     ___________________________
     Name:
     Title: